Exhibit 99.1
EARNINGS RELEASE
By:    Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104
CONTACTS:

Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE
__________________________________________________________________________________________________________________________________________________________________________
EXPEDITORS REPORTS SECOND QUARTER 2018 EPS OF $0.79
SEATTLE, WASHINGTON - August 7, 2018, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced second quarter 2018 financial results including the following highlights compared to the same quarter of 2017:

•	Diluted Net Earnings Attributable to Shareholders per share (EPS1) increased 32% to $0.79

•	Net Earnings Attributable to Shareholders increased 29% to $141 million

•	Operating Income increased 9% to $184 million

•	Revenues increased 17% to $2.0 billion

•	Net Revenues[2] increased 14% to $643 million

•	Airfreight tonnage volume increased 4% and ocean container volume increased 1%

“We continued to add profitable growth from new and existing customers during the quarter, particularly in air and some of our differentiated, best-in-class services, such as brokerage, Transcon, and order management,” said Jeffrey S. Musser, President and Chief Executive Officer. “Similar to the first quarter of this year, we remained disciplined on pricing in this strong economy. We experienced strong performance in our ocean forwarding and order management businesses, but ocean freight net revenues were down 5% on a 1% increase in volumes, as carriers took steps to mitigate the impact of volatile pricing, excess capacity, and higher fuel costs.

“We are continuing to invest in people and assets in the development and support of profitable revenue growth, most notably during Q2 in Europe and North America. While we have yet to see changes to supply chains as a result of possible trade wars, we are confident in the capabilities of our people throughout our global network to help our customers navigate the potential impact of new tariffs.”

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added that the Company’s effective tax rate for the quarter was 25.8%, compared to 37.4% a year ago. The lower effective tax rate in the most recent quarter was principally due to the lower U.S. federal tax rate that resulted from the 2017 Tax Act, coupled with significant share-based compensation deductions from stock option exercises during the quarter. Mr. Powell emphasized that the Company’s effective tax rate in future periods will largely depend on the mix of pretax earnings that are generated in its U.S. versus foreign operations, as well as further interpretation of, and guidance to be issued on, the new tax law.

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 177 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

_______________________
1Diluted earnings attributable to shareholders per share.
2Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.
NOTE: See Disclaimer on Forward-Looking Statements on the following page of this release.

Expeditors International of Washington, Inc.
Second Quarter 2018 Earnings Release, August 7, 2018
Financial Highlights for the Six months ended June 30, 2018 and 2017 (Unaudited)
(in 000's of US dollars except per share data)

	Three months ended June 30,			Six months ended June 30,
	2018	2017	% Change	2018	2017	% Change
Revenues[1]	$1,957,559	$1,672,279	17%	$3,811,821	$3,217,411	18%
Net revenues[2]	$642,546	$563,633	14%	$1,278,384	$1,091,238	17%
Operating income[3]	$183,584	$168,240	9%	$376,402	$314,354	20%
Net earnings attributable to shareholders	$140,605	$108,851	29%	$276,297	$202,115	37%
Diluted earnings attributable to shareholders per share	$0.79	$0.60	32%	$1.54	$1.11	39%
Basic earnings attributable to shareholders per share	$0.80	$0.60	33%	$1.58	$1.12	41%
Diluted weighted average shares outstanding	178,603	182,033		179,120	182,091
Basic weighted average shares outstanding	174,754	180,012		175,324	180,037
_______________________
1Effective January 1, 2018, the Company adopted required new revenue recognition guidance, resulting in a $22 million net reduction to the opening balance of retained earnings. In addition, in conjunction with the adoption of new revenue recognition guidance, the Company also changed the presentation of certain warehouse and distribution revenues from a net to a gross basis, which increased both revenues and operating expenses in customs brokerage and other services by approximately $50 million in both the first and second quarters of 2018. Comparative prior year revenues (and the related volume information in the table below) has not been adjusted and continue to be reported under the Company's historical policies. 2018 reported revenues (and the related volume information) are reported under the Company's new revenue recognition accounting policies.
2Non-GAAP measure calculated as revenues less directly related operating expenses attributable to the Company's principal services. See reconciliation on the last page of this release.
3The quarter and year-to-date periods ended June 30, 2017 include the recovery of certain legal and related fees totaling $8 million and the favorable resolution of an indirect tax contingency of $6 million.
During the three and six-month periods ended June 30, 2018, we repurchased 3.1 million and 5.8 million shares of common stock at an average price of $76.22 and $70.92 per share, respectively. During the three and six-month periods ended June 30, 2017, we repurchased 1.5 million and 2.5 million shares of common stock at an average price of $55.02 and $55.58 per share, respectively.

	Employee Full-time Equivalents as of June 30,
	2018	2017
North America	6,414	6,009
Europe	3,205	2,847
North Asia	2,616	2,698
South Asia	1,604	1,602
Middle East, Africa and India	1,466	1,531
Latin America	801	791
Information Systems	892	881
Corporate	351	390
Total	17,349	16,749

	Second quarter year-over-year percentage increase (decrease) in:
	Airfreight kilos	Ocean freight FEU
2018
April	1%	(2)%
May	6%	5%
June	6%	—%
Quarter	4%	1%

_______________________
Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on August 10, 2018 will be considered in management's 8-K “Responses to Selected Questions” expected to be filed on or about August 24, 2018.

Disclaimer on Forward-Looking Statements:
Certain portions of this release contain forward-looking statements, which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties, including comments on our ability to generate profitable market growth; our ability to help our customers navigate the potential impact of new tariffs; the impact of the 2017 Tax Act on our effective tax rate; energy and fuel prices; political changes; changes and uncertainties in governmental policies and inter-governmental disputes; foreign exchange rates; regulatory actions or changes; and risk factors and uncertainties detailed in our Annual Report as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	June 30, 2018	December 31, 2017
Assets
Current Assets:
Cash and cash equivalents	$1,020,854	$1,051,099
Accounts receivable, net	1,337,716	1,414,741
Deferred contract costs	136,133	—
Other current assets	69,438	75,612
Total current assets	2,564,141	2,541,452
Property and equipment, net	515,547	525,203
Goodwill	7,927	7,927
Deferred Federal and state income taxes, net	16,779	13,207
Other assets, net	28,438	29,219
	$3,132,832	$3,117,008
Liabilities and Equity
Current Liabilities:
Accounts payable	$832,011	$866,305
Accrued expenses, primarily salaries and related costs	227,148	206,320
Contract liabilities	161,870	—
Federal, state and foreign income taxes	19,244	20,494
Total current liabilities	1,240,273	1,093,119
Noncurrent Federal income taxes payable	—	29,516

Commitments and contingencies

Shareholders’ Equity:
Preferred stock; none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding 173,577 shares at June 30, 2018 and 176,374 shares at December 31, 2017	1,736	1,764
Additional paid-in capital	1,607	546
Retained earnings	1,977,121	2,063,512
Accumulated other comprehensive loss	(90,712)	(73,964)
Total shareholders’ equity	1,889,752	1,991,858
Noncontrolling interest	2,807	2,515
Total equity	1,892,559	1,994,373
	$3,132,832	$3,117,008

07-August-2018	Expeditors International of Washington, Inc.	Page 3 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Airfreight services	$801,761	$671,868	$1,532,988	$1,287,413
Ocean freight and ocean services	530,008	528,585	1,050,891	1,022,344
Customs brokerage and other services	625,790	471,826	1,227,942	907,654
Total revenues	1,957,559	1,672,279	3,811,821	3,217,411
Operating Expenses:
Airfreight services	593,325	499,418	1,106,829	942,822
Ocean freight and ocean services	385,156	385,927	764,574	751,990
Customs brokerage and other services	336,532	223,301	662,034	431,361
Salaries and related costs	350,948	318,529	690,843	611,109
Rent and occupancy costs	38,071	29,163	74,984	57,293
Depreciation and amortization	13,576	12,042	27,498	23,969
Selling and promotion	10,788	10,953	21,753	21,868
Other	45,579	24,706	86,904	62,645
Total operating expenses	1,773,975	1,504,039	3,435,419	2,903,057
Operating income	183,584	168,240	376,402	314,354
Other Income (Expense):
Interest income	5,153	3,380	9,467	6,121
Other, net	1,167	2,190	1,791	2,488
Other income (expense), net	6,320	5,570	11,258	8,609
Earnings before income taxes	189,904	173,810	387,660	322,963
Income tax expense	48,958	65,055	110,514	120,641
Net earnings	140,946	108,755	277,146	202,322
Less net earnings (loss) attributable to the noncontrolling interest	341	(96)	849	207
Net earnings attributable to shareholders	$140,605	$108,851	$276,297	$202,115
Diluted earnings attributable to shareholders per share	$0.79	$0.60	$1.54	$1.11
Basic earnings attributable to shareholders per share	$0.80	$0.60	$1.58	$1.12
Dividends declared and paid per common share	$0.45	$0.42	$0.45	$0.42
Weighted average diluted shares outstanding	178,603	182,033	179,120	182,091
Weighted average basic shares outstanding	174,754	180,012	175,324	180,037

07-August-2018	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
Operating Activities:
Net earnings	$140,946	$108,755	$277,146	$202,322
Adjustments to reconcile net earnings to net cash from operating activities:
Provision for losses on accounts receivable	528	515	263	1,446
Deferred income tax expense	3,235	7,261	6,088	12,854
Stock compensation expense	18,002	17,203	29,269	27,826
Depreciation and amortization	13,576	12,042	27,498	23,969
Other, net	56	(174)	104	(525)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(46,876)	(73,142)	53,771	2,312
Decrease in accounts payable and accrued expenses	58,075	52,623	12,231	34,299
Increase in deferred contract costs	(20,019)	—	(16,612)	—
Decrease in contract liabilities	20,294	—	12,893	—
Decrease in income taxes payable, net	(38,059)	(47,159)	(18,550)	(27,335)
(Increase) decrease in other current assets	(1,202)	3,290	(68)	(275)
Net cash from operating activities	148,556	81,214	384,033	276,893
Investing Activities:
Purchase of property and equipment	(12,113)	(20,380)	(25,909)	(33,141)
Other, net	(1,564)	40	(1,995)	(631)
Net cash from investing activities	(13,677)	(20,340)	(27,904)	(33,772)
Financing Activities:
Proceeds from issuance of common stock	95,363	51,501	121,760	96,866
Repurchases of common stock	(235,572)	(84,052)	(407,932)	(137,960)
Dividends paid	(79,180)	(75,726)	(79,180)	(75,726)
Payments for taxes related to net share settlements	(3,215)	—	(3,215)	—
Net cash from financing activities	(222,604)	(108,277)	(368,567)	(116,820)
Effect of exchange rate changes on cash and cash equivalents	(24,322)	6,270	(17,807)	14,174
(Decrease) increase in cash and cash equivalents	(112,047)	(41,133)	(30,245)	140,475
Cash and cash equivalents at beginning of period	1,132,901	1,156,043	1,051,099	974,435
Cash and cash equivalents at end of period	$1,020,854	$1,114,910	$1,020,854	$1,114,910
Taxes paid:
Income taxes	$85,612	$103,508	$124,131	$132,654

07-August-2018	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
AND SUBSIDIARIES
Business Segment Information
(In thousands)
(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
Three months ended June 30, 2018:
Revenues from unaffiliated customers	$567,271	80,268	38,697	674,101	172,696	315,950	108,576	—	1,957,559
Transfers between geographic areas	30,805	3,976	3,921	6,126	6,832	14,825	5,429	(71,914)	—
Total revenues	$598,076	84,244	42,618	680,227	179,528	330,775	114,005	(71,914)	1,957,559
Net revenues	$271,880	34,749	15,923	140,583	44,886	102,371	33,125	(971)	642,546
Operating income	$63,628	10,077	2,701	70,359	13,374	16,958	6,490	(3)	183,584
Identifiable assets	$1,488,060	153,827	54,186	540,954	157,479	526,607	217,716	(5,997)	3,132,832
Capital expenditures	$6,032	2,191	167	559	695	1,225	1,244	—	12,113
Depreciation and amortization	$8,447	473	395	1,303	542	1,955	461	—	13,576
Equity	$1,196,226	56,702	26,625	250,513	112,259	157,493	127,032	(34,291)	1,892,559
Three months ended June 30, 2017:
Revenues from unaffiliated customers	$452,217	62,554	23,463	620,050	157,698	259,533	96,764	—	1,672,279
Transfers between geographic areas	28,155	2,825	3,759	4,835	5,408	9,664	5,034	(59,680)	—
Total revenues	$480,372	65,379	27,222	624,885	163,106	269,197	101,798	(59,680)	1,672,279
Net revenues	$250,027	28,173	14,008	120,959	38,228	80,896	30,286	1,056	563,633
Operating income	$64,265	12,317	2,246	58,093	12,513	13,419	5,390	(3)	168,240
Identifiable assets	$1,487,582	129,830	48,064	576,655	129,002	437,628	207,191	6,804	3,022,756
Capital expenditures	$6,852	569	957	663	409	10,501	429	—	20,380
Depreciation and amortization	$7,731	386	300	1,362	556	1,227	480	—	12,042
Equity	$1,147,962	61,957	24,320	402,211	117,077	135,726	124,628	(35,244)	1,978,637

07-August-2018	Expeditors International of Washington, Inc.	Page 6 of 7

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
Six months ended June 30, 2018:
Revenues from unaffiliated customers	$1,102,140	156,793	71,419	1,304,673	341,296	621,742	213,758	—	3,811,821
Transfers between geographic areas	59,686	7,538	7,308	12,143	13,382	29,013	10,784	(139,854)	—
Total revenues	$1,161,826	164,331	78,727	1,316,816	354,678	650,755	224,542	(139,854)	3,811,821
Net revenues	$549,065	65,196	30,668	277,791	89,292	201,006	66,326	(960)	1,278,384
Operating income	$133,276	19,095	5,071	140,282	28,506	36,236	13,928	8	376,402
Identifiable assets at period end	$1,488,060	153,827	54,186	540,954	157,479	526,607	217,716	(5,997)	3,132,832
Capital expenditures	$9,203	3,719	672	1,343	1,024	8,416	1,532	—	25,909
Depreciation and amortization	$17,212	871	763	2,679	1,125	3,931	917	—	27,498
Equity	$1,196,226	56,702	26,625	250,513	112,259	157,493	127,032	(34,291)	1,892,559
Six months ended June 30, 2017:
Revenues from unaffiliated customers	$878,236	122,453	45,566	1,186,478	304,938	490,990	188,750	—	3,217,411
Transfers between geographic areas	52,468	5,464	7,394	9,886	10,839	18,986	9,998	(115,035)	—
Total revenues	$930,704	127,917	52,960	1,196,364	315,777	509,976	198,748	(115,035)	3,217,411
Net revenues	$480,812	53,966	28,924	232,792	76,223	156,854	60,017	1,650	1,091,238
Operating income	$116,611	17,368	5,697	111,445	25,737	25,065	12,433	(2)	314,354
Identifiable assets at period end	$1,487,582	129,830	48,064	576,655	129,002	437,628	207,191	6,804	3,022,756
Capital expenditures	$12,094	803	1,212	1,903	782	15,579	768	—	33,141
Depreciation and amortization	$15,484	758	620	2,682	1,087	2,398	940	—	23,969
Equity	$1,147,962	61,957	24,320	402,211	117,077	135,726	124,628	(35,244)	1,978,637

Net Revenues (Non-GAAP measure)

We commonly refer to the term “net revenues” when commenting about our Company and the results of its operations. Net revenues are a Non-GAAP measure calculated as revenues less directly related operations expenses attributable to the Company's principal services. We believe that net revenues are a better measure than are total revenues when analyzing and discussing our effectiveness in managing our principal services since total revenues earned as a freight consolidator must consider the carriers' charges to us for carrying the shipment, whereas revenues earned in other capacities include primarily the commissions and fees earned by us. Net revenues are one of our primary operational and financial measures and demonstrates our ability to concentrate and leverage purchasing power through effective consolidation of shipments from customers utilizing a variety of transportation carriers and optimal routings. Using net revenues also provides a commonality for comparison among various services. The following table presents the calculation of net revenues.

	Three months ended		Six months ended
	June 30,		June 30,
(in thousands)	2018	2017	2018	2017
Total revenues	$1,957,559	$1,672,279	$3,811,821	$3,217,411
Expenses:
Airfreight services	593,325	499,418	1,106,829	942,822
Ocean freight and ocean services	385,156	385,927	764,574	751,990
Customs brokerage and other services	336,532	223,301	662,034	431,361
Net revenues	$642,546	$563,633	$1,278,384	$1,091,238

07-August-2018	Expeditors International of Washington, Inc.	Page 7 of 7